U.S. SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                Form 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


                         Hemptown Clothing Inc.
                         ----------------------
         (Exact name of Registrant as specified in its charter)

British Columbia, Canada                                98-0359306
------------------------                                ----------
(State or jurisdiction of                            (I.R.S. Employer
incorporation or organization)                     Identification Number)


1307 Venables Street
Vancouver, British Columbia                                 V5L 2G1
Canada
---------------------------                                 -------
(Address of principal executive offices)                   (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant
to General Instruction A.(c), check the following box.     [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant
to General Instruction A.(d), check the following box.     [X]

Securities Act registration statement file number to which the form relates: 333-102081

Securities to be registered pursuant to Section 12(b) of the Act:  None

Title of each class                     Name of each exchange on which
to be so registered                     each class is to be registered
-------------------                     ------------------------------

       n/a                                              n/a
-------------------                     ------------------------------

Securities to be registered pursuant o Section 12(g) of the Act:

                       Common Stock, no par value
                       --------------------------
                            (Title of class)

             INFORMATION REQUIRED IN REGISTRATION STATEMENT

     On December 20, 2002, the Registrant filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (file No. 333-102081) (the "Registration Statement"). On March 17, 2003, the Registrant filed with the SEC Amendment No. 1 to the Registration Statement. On May 9, 2003, the Registrant filed with the SEC Amendment No. 2 to the Registration Statement. On July 21, 2003, the Registrant filed with the SEC Amendment No. 3 to the Registration Statement. On August 12, 2003, the Registrant filed with the SEC Amendment No. 4 to the Registration Statement. Again, on August 12, 2003, the Registrant filed with the SEC Amendment No. 5 to the Registration Statement. On August 13, 2003, the Registrant filed with the SEC pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended, the Prospectus dated August 12, 2003 (the "Prospectus"). The Prospectus is incorporated herein by reference to the extent as set forth below.

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the securities to be registered hereby is incorporated by reference to the description that appears under the caption "Description of Securities" and "Description of Securities - Common Stock" in the Prospectus.

ITEM 2.   EXHIBITS

Exhibit
Number

3.1 Memorandum of Hemptown Clothing Inc. dated September 18, 1998, as amended by Special Resolution dated January 18, 2000.

3.2  Articles of Association of Hemptown Clothing Inc.


                                SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   HEMPTOWN CLOTHING INC.

Date:  August 14, 2003             By:   /s/  Jerry Kroll
                                      -------------------------------
                                            Jerry Kroll
                                            President and CEO

                              EXHIBIT INDEX

Exhibit #
----------

3.1 Memorandum of Hemptown Clothing Inc. dated September 18, 1998, as amended by Special Resolution dated January 18, 2000.

3.2  Articles of Association of Hemptown Clothing Inc.